   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2002

                                                              FILE NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                            TENNECO AUTOMOTIVE INC.
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                                      76-0515284
       (State or Other Jurisdiction of                       (I.R.S. Employer
       Incorporation or Organization)                       Identification No.)
            500 NORTH FIELD DRIVE
            LAKE FOREST, ILLINOIS                                  60045
  (Address of Principal Executive Offices)                      (Zip Code)

                          ----------------------------
                            TENNECO AUTOMOTIVE INC.
                         2002 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                               TIMOTHY R. DONOVAN
 EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND MANAGING DIRECTOR-INTERNATIONAL
                            TENNECO AUTOMOTIVE INC.
                             500 NORTH FIELD DRIVE
                          LAKE FOREST, ILLINOIS 60045
                    (Name and Address of Agent For Service)

                                 (847) 482-5000
         (Telephone Number, Including Area Code, of Agent For Service)

                          ----------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
 TITLE OF CLASS OF SECURITIES       AMOUNT TO BE        OFFERING PRICE         AGGREGATE           AMOUNT OF
       TO BE REGISTERED            REGISTERED(1)          PER SHARE          OFFERING PRICE    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common stock ($0.01 par value)        2,000,000            $4.16(2)          $8,320,000(2)          $765.44
----------------------------------------------------------------------------------------------------------------
Preferred share purchase
  rights                             10,000,000              (3)                  (3)                 (3)
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) The amount to be registered includes 2,000,000 shares of common stock (and 10,000,000 associated preferred share purchase rights). The number of shares of common stock to be registered may be adjusted in accordance with the provisions of the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan in the event of a corporate transaction involving Tenneco Automotive including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares. Accordingly, this registration statement covers, in addition to the number of shares of common stock (and preferred share purchase rights) stated above, an indeterminate number of shares (and rights) which by reason of any such events may be issued.

(2) Pursuant to Rule 457(h)(1), computed on the basis of the average of the high and low sales prices on December 13, 2002 as reported on the New York Stock Exchange.

(3) The preferred share purchase rights initially are attached to and trade with the shares of common stock being registered hereby. Value attributable to such rights, if any, is reflected in the market price of the common stock.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to the participants in the plan listed on the cover page of this registration statement pursuant to Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have heretofore been filed by Tenneco Automotive Inc. with the Securities and Exchange Commission, are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) The description of Tenneco Automotive's common stock included in the company's registration statement on Form 10 (File No. 1-12387), originally filed with the SEC on October 30, 1996, and the description of the preferred share purchase rights included in the company's registration statement on Form 8-A, originally filed with the SEC on September 17, 1998 (File No. 1-12387), in each case including all amendments thereto and all reports filed for the purpose of updating the description included therein;

     (b) Tenneco Automotive's annual report on Form 10-K for the year ended December 31, 2001;

     (c) Tenneco Automotive's quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002; and

     (d) Tenneco Automotive's current reports on Form 8-K filed February 2, 2002, March 15, 2002, April 24, 2002, May 17, 2002, July 29, 2002,
         August 7, 2002, August 14, 2002, September 30, 2002 and October 31, 2002, in each case as the same may have been amended.

     In addition to the foregoing, all documents subsequently filed by Tenneco Automotive pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequent statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Elimination of Liability of Directors

     The restated certificate of incorporation of Tenneco Automotive, as amended, provides that a director of Tenneco Automotive will not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware ("DGCL") as the same exists or may hereafter be amended. Further, the certificate of incorporation provides that any amendment, modification or repeal of the provision referred to in the preceding sentence will not adversely affect any right or protection of a director of Tenneco Automotive thereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     This provision does not eliminate a director's fiduciary duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, the provision will not limit or eliminate the liability of a director for: (i) breach of the director's duty of loyalty to Tenneco Automotive or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) any transaction from which the director derived an improper personal benefit; and (iv) payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws. Reference is made to Section 102(b)(7) of the DGCL.

     Tenneco Automotive has in force an insurance policy which purports to insure the officers and directors of the company against certain liabilities incurred by them in the discharge of their functions as officers and directors, within the limits and subject to the limitations of the policy.

     Indemnification of Directors and Officers

     Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies
(a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification will be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for those actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to the actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the actions occurred or immediately after the absent director receives notice of the unlawful acts.

     The by-laws of Tenneco Automotive provide that the company will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person (an "Indemnitee") who was or is made or is threatened to be a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of Tenneco Automotive or, while a director or officer of the company, is or was serving at the request of the company as a director, officer, employee or agent of another entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses, including attorneys' fees reasonably incurred by such Indemnitee. The by-laws also provide that, notwithstanding the foregoing, but except as described in the second following paragraph, Tenneco Automotive will be required to indemnify an Indemnitee in connection with a proceeding or part thereof commenced by such Indemnitee only if the commencement of the proceeding or part thereof by the Indemnitee was authorized by the board of directors.

     The by-laws further provide that Tenneco Automotive will pay the expenses, including attorneys' fees, incurred by an Indemnitee in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by law, the payment of expenses in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by such Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under the relevant section of the by-laws or otherwise.

     Pursuant to the by-laws, if a claim for indemnification or payment of expenses thereunder is not paid in full within 30 days after a written claim therefor by the Indemnitee has been received by Tenneco Automotive, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting that claim. The by-laws provide that, in any such action, Tenneco Automotive will have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

     The by-laws also provide:

             (i) that the rights conferred on any Indemnitee shall not be exclusive of any other rights which such Indemnitee may have or thereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of shareowners or disinterested directors or otherwise;

             (ii) that Tenneco Automotive's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another company, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other company, partnership, joint venture, trust, enterprise or nonprofit enterprise; and

             (iii) that any repeal or modification of the relevant provisions of the by-laws will not adversely affect any right or protection thereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

     The by-laws also expressly state that the provisions thereof will not limit Tenneco Automotive's right, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than the Indemnitees when and as authorized by appropriate corporate action.

     In addition, several of Tenneco Automotive's directors have entered into separate contractual indemnity arrangements with the company. These arrangements provide for indemnification and the advancement of expenses to these directors in circumstances and subject to limitations substantially similar to those described above.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Index to Exhibits which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on December 18, 2002.

                                          TENNECO AUTOMOTIVE INC.

                                          By      /s/ MARK P. FRISSORA
                                            ------------------------------------
                                                      Mark P. Frissora
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     Each of the undersigned, a director and/or officer of Tenneco Automotive Inc., does hereby constitute and appoint Mark Frissora, Timothy R. Donovan, Kenneth Trammell and Mark McCollum, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that the attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the board of directors or officer of Tenneco Automotive, the registration statement and/or any other form or forms as may be appropriate to be filed with the Securities and Exchange Commission as any of them may deem appropriate in respect of the common stock of the company, to any and all amendments thereto, including post-effective amendments, to such registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue of this prospectus.

     Under the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                /s/ MARK P. FRISSORA                     Chairman and Chief             December 18, 2002
-----------------------------------------------------      Executive Officer
                  Mark P. Frissora

                /s/ MARK A. MCCOLLUM                     Senior Vice President and      December 18, 2002
-----------------------------------------------------      Chief Financial Officer
                  Mark A. McCollum

               /s/ KENNETH R. TRAMMELL                   Controller                     December 18, 2002
-----------------------------------------------------
                 Kenneth R. Trammell

               /s/ M. KATHRYN EICKHOFF                   Director                       December 18, 2002
-----------------------------------------------------
                 M. Kathryn Eickhoff

                 /s/ FRANK E. MACHER                     Director                       December 18, 2002
-----------------------------------------------------
                   Frank E. Macher

                /s/ SIR DAVID PLASTOW                    Director                       December 18, 2002
-----------------------------------------------------
                  Sir David Plastow

                 /s/ ROGER B. PORTER                     Director                       December 18, 2002
-----------------------------------------------------
                   Roger B. Porter

               /s/ DAVID B. PRICE, JR.                   Director                       December 18, 2002
-----------------------------------------------------
                 David B. Price, Jr.

               /s/ DENNIS G. SEVERANCE                   Director                       December 18, 2002
-----------------------------------------------------
                 Dennis G. Severance

                 /s/ PAUL T. STECKO                      Director                       December 18, 2002
-----------------------------------------------------
                   Paul T. Stecko

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                              DESCRIPTION OF EXHIBIT
       -------                             ----------------------

           4.1(a)   --  Restated Certificate of Incorporation of the registrant dated December 11, 1996 (incorporated herein by reference
                        from Exhibit 3.1(a) of the registrant's Annual Report on
                        Form 10-K for the year ended December 31, 1997, File No.
                        1-12387).
           4.1(b)   --  Certificate of Amendment, dated December 31, 1996
                        (incorporated herein by reference from Exhibit 3.1(b) of the registrant's Annual Report on Form 10-K for the year ended
                        December 31, 1997, File No. 1-2387).
           4.1(c)   --  Certificate of Ownership and Merger, dated July 8, 1997
                        (incorporated herein by reference from Exhibit 3.1(c) of the registrant's Annual Report on Form 10-K for the year ended
                        December 31, 1997, File No. 1-12387).
           4.1(d)   --  Certificate of Designation of Series B Junior Participating
                        Preferred Stock dated September 9, 1998 (incorporated herein by reference from Exhibit 3.1(d) of the registrant's
                        Quarterly Report on Form 10-Q for the quarter ended
                        September 30, 1998, File No. 1-12387).
           4.1(e)   --  Certificate of Elimination of the Series A Participating
                        Junior Preferred Stock of the registrant dated September 11,
                        1998 (incorporated herein by reference from Exhibit 3.1(e)
                        of the registrant's quarterly report on Form 10-Q for the
                        quarter ended September 30, 1998, File No. 1-12387).
           4.1(f)   --  Certificate of Amendment to Restated Certificate of
                        Incorporation of the registrant dated November 5, 1999
                        (incorporated herein by reference from Exhibit 3.1(f) of the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-12387).
           4.1(g)   --  Certificate of Amendment to Restated Certificate of
                        Incorporation of the registrant dated November 5, 1999
                        (incorporated herein by reference from Exhibit 3.1(g) of the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-12387).
           4.1(h)   --  Certificate of Ownership and Merger merging Tenneco
                        Automotive Merger Sub Inc. with and into the registrant,
                        dated November 5, 1999 (incorporated herein by reference
                        from Exhibit 3.1(h) of the registrant's Quarterly Report on
                        Form 10-Q for the quarter ended September 30, 1999, File No.
                        1-12387).
           4.1(i)   --  Certificate of Amendment to Restated Certificate of
                        Incorporation of the registrant dated May 9, 2000
                        (incorporated herein by reference from Exhibit 3.1(i) of the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).
           4.2      --  By-laws of the registrant, as amended March 14, 2000
                        (incorporated herein by reference from Exhibit 3.2(a) of the registrant's Annual Report on Form 10-K for the year ended
                        December 31, 1999, File No. 1-12387).
           4.3(a)   --  Rights Agreement dated as of September 8, 1998, by and between the registrant and First Chicago Trust company of
                        New York, as Rights Agent (incorporated herein by reference from Exhibit 4.1 of the registrant's current report on Form
                        8-K dated September 24, 1998, File No. 1-12387).
           4.3(b)   --  Amendment No. 1 to Rights Agreement, dated March 14, 2000, by and between the registrant and First Chicago Trust
                        Company of New York, as Rights Agent (incorporated herein by reference from Exhibit 4.1(b) of the registrant's Annual
                        Report on Form 10-K for the year ended December 31, 1999,
                        File No. 1-12387).

       EXHIBIT
       NUMBER                              DESCRIPTION OF EXHIBIT
       -------                             ----------------------
           4.3(c)   --  Amendment No. 2 to Rights Agreement, dated February 5, 2001, by and between the registrant and First Union National Bank, as Rights Agent (incorporated herein by reference from
                        Exhibit 4.1(b) of the registrant's Post-Effective Amendment
                        No. 3 dated February 26, 2001, to its Registration Statement on Form 8-A dated September 17, 1998).
           5.1      --  Opinion of Mayer, Brown, Rowe & Maw.
          15.1      --  Letter of Deloitte & Touche LLP regarding interim financial information.
          23.1      --  Statement regarding consent of Arthur Andersen LLP.
          23.2      --  Consent of Mayer, Brown, Rowe & Maw (included in Exhibit
                        5.1).
          24.1      --  Powers of Attorney (contained on the signature page of this registration statement).
          99.1      --  Tenneco Automotive Inc. 2002 Long-Term Incentive Plan
                        (incorporated herein by reference from Exhibit 10.27 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).